Exhibit 99.1

BEN Reports Second Quarter 2024 Financial Results

JACKSON, WY – August 14, 2024 – Brand Engagement Network Inc. (“BEN”) (Nasdaq: BNAI), an emerging provider of safe and secure customer engagement AI, today announced its financial results and key business highlights for the second quarter ended June 30, 2024.

“In the second quarter, we made continued progress on market validation initiatives, with meaningful acceleration in new proof of concepts” said Paul Chang, Co-CEO of BEN. “Looking to the second half of 2024, we expect the maturation of earlier engagements into production-ready deployments”.

Second Quarter 2024 Key Business Highlights

●	Announced promotion of Paul Chang to Co-CEO, with responsibility including the entire BEN commercial operations focused on market validation and commercial growth of the business.

●	Closed a private placement at a premium to market price with existing investors of its common stock and warrants to purchase common stock in the aggregate amount of $4.95 million.

●	Announced collaboration with Skills Acquisition and Innovation Laboratory (SAIL), an educational resource of The Department of Surgery at New York Presbyterian/Weill Cornell Medical Center, to explore AI applications for physician training & patient engagement and access to healthcare.

●	Announced partnership with Valio Technologies to develop AI assistants to support university students’ mental health at universities across South Africa.

●	Achieved Health Insurance Portability and Accountability Act (HIPAA) compliance for healthcare AI assistants demonstrating that its AI-driven virtual assistant solutions meet the highest requirements for secure handling of sensitive patient data.

●	Announced collaboration with OSF HealthCare, an integrated health system caring for patients throughout Illinois and Michigan, to bring BEN’s AI assistants to healthcare providers’ facilities.

●	Announced collaboration with Provana, a highly specialized knowledge process management provider, to integrate BEN’s AI assistants into Provana’s contact center solutions.

Conference Call and Webcast Information

The Company will host a conference call and webcast today, Wednesday, August 14, 2024, at 5:00 p.m. ET hosted by Paul Chang, Co-CEO, Bill Williams, CFO, and introducing Skye, one of BEN’s AI Assistants. Participants can register here to access the live webcast of the conference call. Alternatively, those who want to join the conference call via phone can register at this link to receive a dial-in number and unique PIN.

The webcast will be archived for one year following the conference call and can be accessed on BEN’s investor relations website at https://investors.beninc.ai.

About BEN

BEN (Brand Engagement Network) is a leading provider of conversational AI technology and human-like AI avatars headquartered in Jackson, WY. BEN delivers highly personalized, multi-modal (text, voice, and vision) AI engagement, with a focus on industries where there is a massive workforce gap and an opportunity to transform how consumers engage with networks, providers, and brands. The backbone of BEN’s success is a rich portfolio of conversational AI applications that drive better customer experience, increased automation and operational efficiencies. Powered by a proprietary large language model developed based on years of research and development from leading experts in AI and advanced security methodologies, BEN seeks to partner with companies with complementary capabilities and networks to enable meaningful business outcomes.

Additional information about BEN can be found here: https://beninc.ai/.

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are not historical facts, and involve risks and uncertainties that could cause actual results of BEN to differ materially from those expected and projected. These forward-looking statements can be identified by the use of forward-looking terminology, including the words “anticipates,” “believes,” “continue,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” or “would,” or, in each case, their negative or other variations or comparable terminology.

These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside BEN’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: risks relating to the uncertainty of the projected financial information with respect to BEN; uncertainty regarding and the failure to realize the anticipated benefits from future production-ready deployments; the attraction and retention of qualified directors, officers, employees and key personnel; our ability to grow our customer base; BEN’s history of operating losses; BEN’s need for additional capital to support its present business plan and anticipated growth; technological changes in BEN’s market; the value and enforceability of BEN’s intellectual property protections; BEN’s ability to protect its intellectual property; BEN’s material weaknesses in financial reporting; BEN’s ability to navigate complex regulatory requirements; the ability to maintain the listing of BEN’s securities on a national securities exchange; the ability to implement business plans, forecasts, and other expectations; the effects of competition on BEN’s business; and the risks of operating and effectively managing growth in evolving and uncertain macroeconomic conditions, such as high inflation and recessionary environments. The foregoing list of factors is not exhaustive.

BEN cautions that the foregoing list of factors is not exclusive. BEN cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. BEN does not undertake nor does it accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based, and it does not intend to do so unless required by applicable law. Further information about factors that could materially affect BEN, including its results of operations and financial condition, is set forth under “Risk Factors” in BEN’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q subsequently filed with the Securities and Exchange Commission.

BEN Contacts

Investors:

Ryan Flanagan, ICR

ryan.flanagan@icrinc.com

Media:

Dan Brennan, ICR

dan.brennan@icrinc.com

BRAND ENGAGEMENT NETWORK INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2024	December 31, 2023*
ASSETS
Current assets:
Cash and cash equivalents	$1,431,425	$1,685,013
Accounts receivable, net of allowance	—	10,000
Due from Sponsor	3,000	—
Prepaid expenses and other current assets	1,011,125	201,293
Total current assets	2,445,550	1,896,306
Property and equipment, net	266,777	802,557
Intangible assets, net	17,866,317	17,882,147
Other assets	13,475,000	1,427,729
TOTAL ASSETS	$34,053,644	$22,008,739
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,574,255	$1,282,974
Accrued expenses	5,834,362	1,637,048
Due to related parties	693,036	—
Deferred revenue	—	2,290
Convertible note	1,900,000	—
Short-term debt	891,974	223,300
Total current liabilities	12,893,627	3,145,612
Warrant liabilities	517,899	—
Note payable - related party	—	500,000
Long-term debt	—	668,674
Total liabilities	13,411,526	4,314,286

Stockholders’ equity:
Preferred stock par value $0.0001 per share, 10,000,000 shares authorized, none designated. There are no shares issued or outstanding as of June 30, 2024 or December 31, 2023	—	—
Common stock par value of $0.0001 per share, 750,000,000 shares authorized. As of June 30, 2024 and December 31, 2023, respectively, 36,096,269 and 23,270,404 shares issued and outstanding	3,610	2,327
Additional paid-in capital	43,874,341	30,993,846
Accumulated deficit	(23,235,833)	(13,301,720)
Total stockholders’ equity	20,642,118	17,694,453
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$34,053,644	$22,008,739

 * Derived from audited information

BRAND ENGAGEMENT NETWORK INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenues	$—	$—	$49,790	$—
Cost of revenues	—	—	—	—
Gross profit	—	—	49,790	—
Operating expenses:
General and administrative	5,255,136	2,779,722	11,765,671	5,396,446
Depreciation and amortization	682,244	220,702	799,591	239,934
Research and development	355,565	76,378	606,236	78,378
Total operating expenses	6,292,945	3,076,802	13,171,498	5,714,758
Loss from operations	(6,292,945)	(3,076,802)	(13,121,708)	(5,714,758)
Other income (expenses):
Interest expense	(19,403)	—	(44,453)	—
Interest income	114	—	3,232	—
Gain on debt extinguishment	1,847,992	—	1,847,992	—
Change in fair value of warrant liabilities	1,456,661	—	1,395,838	—
Other	(42,123)	(31,750)	(15,014)	(31,750)
Other income (expenses), net	3,243,241	(31,750)	3,187,595	(31,750)
Loss before income taxes	(3,049,704)	(3,108,552)	(9,934,113)	(5,746,508)
Income taxes	—	—	—	—
Net loss	$(3,049,704)	$(3,108,552)	$(9,934,113)	$(5,746,508)
Net loss per common share- basic and diluted	$(0.09)	$(0.15)	$(0.34)	$(0.31)
Weighted-average common shares - basic and diluted	33,993,867	20,193,447	29,635,857	18,662,480

BRAND ENGAGEMENT NETWORK INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

	Six Months Ended June 30,
	2024	2023
Cash flows from operating activities:
Net loss	$(9,934,113)	$(5,746,508)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	799,591	239,934
Allowance for uncollected receivables	30,000	—
Write off of deferred financing fees	1,427,729	—
Change in fair value of warrant liabilities	(1,395,838)	—
Gain on debt extinguishment	(1,847,992)	—
Stock based compensation, including the issuance of restricted shares	1,262,090	4,284,468
Changes in operating assets and liabilities:
Prepaid expense and other current assets	(793,008)	(124,153)
Accounts receivable	(20,000)	500
Accounts payable	3,591,279	(224,141)
Accrued expenses	(1,730,320)	250,967
Other assets	—	67,370
Deferred revenue	(2,290)	—
Net cash used in operating activities	(8,612,872)	(1,251,563)
Cash flows from investing activities:
Purchase of property and equipment	(26,316)	(7,359)
Purchase of patents	—	(172,220)
Capitalized internal-use software costs	(73,414)	(144,448)
Asset acquisition (Note E)	—	(257,113)
Net cash used in investing activities	(99,730)	(581,140)
Cash flows from financing activities:
Cash and cash equivalents acquired in connection with the reverse recapitalization	858,292	—
Proceeds from the sale of common stock	8,518,750	—
Proceeds from convertible notes	—	1,400,000
Proceeds from related party note	—	620,000
Proceeds received from option exercises	—	10,938
Proceeds received from warrant exercise	20,264	10,000
Payment of deferred financing costs	(858,292)	(36,934)
Payment of related party note	(80,000)	—
Advances to related parties	—	(31,565)
Proceeds received from related party advance repayments	—	146,337
Net cash provided by financing activities	8,459,014	2,118,776
Net (decrease) increase in cash and cash equivalents	(253,588)	286,073
Cash and cash equivalents at the beginning of the period	1,685,013	2,010
Cash and cash equivalents at the end of the period	$1,431,425	$288,083

BRAND ENGAGEMENT NETWORK INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

	Six Months Ended June 30,
	2024	2023
Supplemental Cash Flow Information
Cash paid for interest	$—	$—
Cash paid for income taxes	$—	$—
Supplemental Non-Cash Information
Issuance of common stock pursuant to Reseller Agreement	$13,475,000	$—
Stock-based compensation capitalized as part of capitalized software costs	$205,154	$—
Settlement of accounts payable and debt into common shares	$322,008	$432,963
Settlement of accounts payable into convertible note	$1,900,000	$—
Conversion of notes into common shares	$—	$1,400,000
Warrants exercise through settlement of accounts payable	$—	$30,000
Property and equipment in accounts payable	$—	$45,701
Financing costs in accrued expenses	$200,000	$—
Issuance of common stock in connection with asset acquisition	$—	$16,012,750